                                                                    EXHIBIT 10.5

                             MANAGEMENT AGREEMENT

     MANAGEMENT AGREEMENT dated as of August 4, 1998, by and between Empresa Brasileira de Telecomunicacoes S.A. - EMBRATEL, a sociedade anonima established and existing under the laws of Brazil, registered with the C.G.C./M.F. under number 33.530.486/0001-29, with offices at Av. Presidente Vargas, 1012, CEP 20179-900, Rio de Janeiro, RJ, Brazil ("EMBRATEL') and MCI Global Resources, Inc., a Delaware corporation, with offices at 2 International Drive, Rye Brook, NY 10573, USA ("MCI").

                                  WITNESSETH:

     WHEREAS, Startel Participacoes Ltda., a limited liability company organized under the laws of Brazil ("Purchaser"), and the Union, a/k/a the Government of Brazil, have entered into a Share Purchase Agreement dated August 4, 1998 (the "Share Purchase Agreement"), pursuant to which Purchaser initially acquired 51.79% of the voting stock of Embratel Participacoes S.A. "Embratel Participacoes");

     WHEREAS, Embratel Participacoes owns 98.75% of the voting stock of EMBRATEL;

     WHEREAS, Purchaser is an Affiliate of MCI;

     WHEREAS, MCI has the management, technical and financial capability, and is committed to developing and maintaining EMBRATEL's telecommunications system as a technologically advanced, efficient system and EMBRATEL's services as technologically current and responsive to customer requirements for the benefit of Brazil and its citizens; and

     WHEREAS, EMBRATEL desires to benefit from, and MCI desires to provide EMBRATEL with, access to management, policy, operational, marketing and other related experience of the senior management of MCI and its Affiliates for the development and maintenance of EMBRATEL's telecommunications system and services.

     NOW THEREFORE, in consideration of the foregoing, it is agreed by and between the Parties hereto as follows:

                                  DEFINITIONS
                                  -----------

Capitalized terms used in this Agreement and not otherwise defined shall have the following meanings:

"Affiliate" shall mean with respect to any person, any other entity
 ---------
that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified person. For purposes of this definition, the term "control" as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that entity, whether through ownership of shares, voting securities, partnership or other ownership interests, agreement or otherwise. As used in this Agreement, the term "Affiliate," as it applies to MCI, shall not include EMBRATEL and, as it applies to EMBRATEL, shall not include MCI.

"Agreement" means this Management Agreement as amended or supplemented from time
-----------
to time in accordance with its terms.

"ANATEL" means the Brazilian Agencia Nacional de Telecommunicacoes.
---------

"Annual Revenue" means total annual revenue, arising out of the Services, as
 --------------
defined hereinbelow, net of indirect taxes and contributions (ICMS, PIS and COFINS).

"Brazil" means the Federative Republic of Brazil.
 ------
"EMBRATEL " shall mean Empresa Brasileira de Telecomunicacoes S.A. -
 --------
EMBRATEL and its Affiliates, as applicable.

"Fiscal Year" shall mean a year commencing on I January and ending on 31
 -----------
December of each year.

"Intellectual Property" means all current and future worldwide rights to any
----------------------
inventions, discoveries or improvements, whether or not patentable; copyrights; trade secrets; know-how; utility models; Confidential Information; tradenames, trademarks and service marks, whether or not registered; all other intangible proprietary rights, including all applications and registrations with respect thereto; and all tangible embodiments of any of the foregoing.

"MCI" shall mean MCI Global Resources, Inc. and its Affiliates, as applicable.
 ---

"Parties" shall mean both parties to this Agreement, each of whom is sometimes referred to herein as a "Party."

"Service" shall mean the services that EMBRATEL is authorized to provide under
---------
the terms and conditions of the:

        Concession Contract - National Long Distance, and
        Concession Contract - International Long Distance

which were executed on June 2, 1998, between EMBRATEL and ANATEL (collectively, the "Concession Contracts'); and the

        Authorization Term of Network Transport Telecommunications Service, Term of Right of Exploitation of Brazilian Satellites,
        Authorization Term of Mobile Global Service by Satellite, and Authorization Term of Maritime Mobile Service

which were executed on July 27, 1998, between EMBRATEL and ANATEL (collectively, the "Authorization Terms"), which services are listed and detailed on Attachment I hereto, provided, however, in the event of any discrepancy between the list on Attachment 1 and the terms and conditions of the Concession Contracts and Authorization Terms (as drafted in the original Portuguese), the Concession Contracts and Authorization Terms shall prevail. In addition to the foregoing, the term ""Services," as used in this Agreement, shall automatically include, as of the effective date authorization is granted, any additional services that EMBRATEL is authorized to provide during the Term hereof.

                                   ARTICLE I

                                  APPOINTMENT
                                  -----------

1.01 Appointment. EMBRATEL hereby appoints MCI to manage and advise and assist
     -----------
with respect to the operations and administration of its business, and in particular, the provision of the Services, subject to the terms and conditions hereof, the Concession Contracts, the Authorization Terms, the Share Purchase Agreement, the Certificate of Incorporation and Bylaws of EMBRATEL, and the general authority, supervision and control of EMBRATEL acting through its Board of Directors.

It is understood that the Management Services to be provided under this Agreement are limited to offering advice and assistance of MCI's senior management based upon MCI's experience in, and knowledge of, telecommunications. EMBRATEL shall be responsible for determining whether to act upon, and implementing, such advice and assistance and for day-to-day management and operations. No provision of this Agreement shall require MCI or its Affiliates: to dedicate, (calculated on a quarterly average basis) more than 25% (twenty-five percent) of any respective member of senior management's work time to providing the Management Services hereunder, to second full or part-time personnel to EMBRATEL, to provide monetary contributions or loans to EMBRATEL, to transfer Intellectual Property, or to offer advice and assistance in respect to any EMBRATEL offerings other than the Services. In addition, any MCI senior management or other personnel providing Management Services hereunder shall have no authority to conclude or execute agreements on behalf of MCI or its Affiliates while present in Brazil, shall remain employees of MCI or its Affiliates and shall remain subject to all of MCI's policies, and shall continue to receive all compensation and benefits directly from MCI or its Affiliates.

1.02 Acceptance.  MCI hereby accepts its appointment hereunder and agrees to
     ----------
make available such skills, services and expertise, and to work in good faith and in close cooperation with EMBRATEL, with the goal of strengthening the strategic position of EMBRATEL in the telecommunications industry in Brazil and making it a more business-driven, customer-oriented and technologically advanced telecommunications operator.

                                   ARTICLE II

                               GENERAL SERVICES
                               ----------------

2.01 Management Services. MCI shall make experienced representatives of the
     --------------------
senior management of its existing organizational areas and those of its Affiliates reasonably available to EMBRATEL to provide advice and services in the following areas: General Management and Oversight, Finance and Financial Reporting, Business Planning, Business Strategy, Investor Relations, Regulatory, Legal, Operations, Human Resources, Marketing, Sales, Advertising, Competitive Analysis, Billing, Pricing, Customer Service and Satisfaction, New Products, Procurement, and Network Planning (the "Management Services").

2.02 Management and Operating Experience. MCI will provide the Management
     -----------------------------------
Services by coordination with EMBRATEL management and by means of making MCI's senior management personnel available to EMBRATEL, as more fully described in this Agreement, in the areas listed in Section 2.01 above.

                                  ARTICLE III

                                  MANAGEMENT
                                  ----------

3.01 Responsibilities of MCI.
     ------------------------

     (a) MCI shall, as requested by Embratel, provide advice regarding the management, operations, and business of EMBRATEL as they relate to the Services, including, but not limited to, the development and implementation of general performance policies, organizational structure, annual budgets and business and strategic plans ("Strategic Plans"), as described in Section 3.02. To this end, EMBRATEL shall provide to MCI all the information requested by MCI and unrestricted access to books, records and other data that MCI deems advisable for exercising its management advisory responsibilities.

     (b) MCI shall use its experience and information and theoretical and practical knowledge, in its capacity as a telecommunications provider and service operator, and those methods and procedures MCI presently knows and uses, as well as all those resulting from the future development of MCI's knowledge and experience, with the aim of improving and enhancing the operations, business and value of EMBRATEL through the application of operating strategies and management policies and practices available.

     (c) At all times EMBRATEL may consult with MCI and may request advice of MCI on any question relating to its business activities within the scope of this Agreement.

     (d) MCI shall offer to EMBRATEL the tangible and intangible benefits arising from the relationship with MCI including, among other things, economies of scale in the purchase of equipment, if and to the extent available. In addition, upon mutual agreement of EMBRATEL and MCI, MCI shall assist in the negotiations for EMBRATEL and its Affiliates to obtain certain technology from outside sources other than MCI or any Affiliate thereof.

3.02 Strategic Plans.
     ----------------

     (a) Within one hundred twenty (120) days of the date of this Agreement and, for each subsequent year, at least thirty (but not more than ninety) days prior to the beginning of EMBRATEL's fiscal year, MCI shall use its management expertise and experience to assist EMBRATEL in the development of a Strategic Plan for EMBRATEL and for the approval of EMBRATEL's Board of Directors. MCI shall provide Management Services to assist EMBRATEL in implementing such Strategic Plan as requested. Such strategic Plan shall address:

          (i) Business strategies; planning (including technical, commercial, acquisitions, information systems and real property) and short, medium and long term timetables for the fulfillment of the plans;

          (ii) Financial aspects, with particular emphasis on the analysis of the financial performance which may include the financing needs and the utilization of the most suitable financing sources, improving EMBRATEL's return on capital invested; and assistance regarding the relationship with financial institutions and entities in order to obtain improved financing terms; and

          (iii) Administration and human resources with particular reference to the adoption of the most advisable administrative, accounting, tax, budgetary and fiscal practices, methods and controls.

     (b) Each Strategic Plan shall be developed by Embratel with MCI's assistance and presented to the Board of Directors of EMBRATEL (the "Board") for its approval.

3.03 Organizational Structure and Designation of Personnel.
     ------------------------------------------------------

     (a) MCI shall advise EMBRATEL on any restructuring of, or modifications to, the organizational structure of EMBRATEL (the "Organizational Structure") which MCI may deem advisable and propose to EMBRATEL, from time to time, the personnel to occupy positions within EMBRATEL and its Affiliates. MCI shall endeavor that any such proposal comply with all pertinent labor laws, regulations, and agreements (including the Share Purchase Agreement). Any action shall be taken only at the direction of Embratel management and shall strictly comply with all pertinent labor laws, regulations, and agreements (including the Share Purchase Agreement). The designation and/or ratification of senior management and changes in the Organizational Structure shall be subject, where appropriate, to the approval of the Board in accordance with EMBRATEL's By-laws.

     (b) The officers and senior management employees proposed by MCI shall, to the knowledge of MCI, have the professional and technical qualifications to perform the functions that in each case are assigned to them. MCI shall assess such qualifications on the basis of objective evaluation methods. Such persons may come from MCI and its Affiliates, from EMBRATEL through internal promotion or from unaffiliated third parties.

                                  ARTICLE IV

                                   PAYMENTS
                                   --------

4.01 Management Fee. EMBRATEL shall pay MCI as compensation for the Management
     -----------
Services a management fee (the "Fee") as follows:

     (a) for the period as of August 4, 1998, through December 31, 1998, one percent (1%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 1998;

     (b) for the period January 1, 1999, through December 31, 1999, one percent (1%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 1999;

     (c) for the period January 1, 2000, through December 31, 2000, one percent (1%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 2000;

     (d) for the period January 1, 2001, through December 31, 2001, one half percent (0.5%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 2001;

     (e) for the period January 1, 2002, through December 31, 2002, one half percent (0.5%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 2002; and

     (f) for the period January 1, 2003, through December 31, 2003, two tenths percent (0.2%) of EMBRATEL's Annual Revenue derived from the Services during Fiscal Year 2003.

The Parties agree that the Fee does not include MCI expenses which arise from or relate to the Management Services provided by MCI under this Agreement, among which may be included, without limitation, office and lodging expenses (including, without limitation, the payment of leases, electric bills and taxes), wireless and wireline telephone, e-mail, fax, travel and other expenses relating to the foregoing (the "MCI Expenses"). Travel costs and related expenses will be calculated in accordance with the travel and entertainment expense reimbursement policies of MCI or its respective Affiliates. The MCI Expenses shall be borne exclusively by EMBRATEL, as provided for in Section 5.01 below. Embratel agrees to provide MCI with appropriate office space, computer equipment and software, telephones, copiers, etc. at its own expense.

4.02 Payment Terms.
     -------------

     (a) The Fee shall be payable in advance in quarterly installments payable no later than the first day of the corresponding calendar quarter and shall be calculated by applying the formula set forth in Section 4.01 of this Agreement to the applicable portion of EMBRATEL's revenue for that quarter as set forth in the current business plan approved by the Board ("Advance Fee"). In order to reconcile discrepancies between the Advance Fee, based on forecasted revenue, and actual revenue earned by EMBRATEL during the same quarter, at the end of each calendar quarter EMBRATEL will calculate all revenue of said quarter arising out of the Services, including revenues due but not yet paid ("EMBRATEL's Quarterly Revenue"). The percentages set forth in Section 4.01 of this Agreement will then be calculated over EMBRATEL's Quarterly Revenue. The Fee payment at the end of each quarter (in addition to the Advance Fee, if applicable) shall be calculated by multiplying the final full quarterly portion of Annual Revenue, based upon the applicable financial statements of EMBRATEL, by the applicable percentage referred to in Section 4.01, and subtracting therefrom the Advance Fee payment made with respect to such quarter ("Adjusted Fee"). Any excess Advance Fee payments shall be deducted from subsequent installments due, or at EMBRATEL's option, shall be promptly refunded by MCI. As the Services are invoiced by EMBRATEL in Brazilian current currency, but the Fees are to be paid in U.S. dollars, the calculation of both the Advance Fee and the Adjusted Fee shall use the average U.S. dollar sales rate, employed by major commercial banks operating with the floating exchange rate (commercial rate) in the City of Rio de Janeiro, Brazil, for the first day of the calendar quarter for which such Advance Fee or Adjusted Fee is calculated. Once said conversion to U.S. dollars has been made, the corresponding Fee shall henceforth for all legal purposes be referred to in U.S. dollars. EMBRATEL shall send to MCI every quarter, within 30 (thirty) days following the end of said period, a written report of all invoicing and the calculation of the Fees during said period. In addition, the Fee payment at the end of each Fiscal Year shall be calculated by multiplying the final full year Annual Revenue based upon the audited financial statements of EMBRATEL by the applicable percentage referred to in Section 4.01, and subtracting therefrom all prior Fee installment payments made with respect to such Fiscal Year. Any excess payments shall be deducted from subsequent installments due, or at EMBRATEL's option, shall be promptly refunded by MCI. Any late payments made by EMBRATEL will be subject to a fine of 5% (five percent) and a late payment interest rate of 1% (one percent), calculated pro rata monthly, over the amounts due in US dollars. ANY AND ALL DIFFERENCES ARISING OUT OF THE FACT THAT QUARTERLY EXCHANGE RATES FOR THE PAYMENTS OF FEES HAVE BEEN USED, AS OPPOSED TO THE YEAR END EXCHANGE RATE, SHALL NOT BE CONSIDERED AS EXCESS PAYMENT AND CONSEQUENTLY SHALL NOT BE DEDUCTED OR REFUNDED.

     (b) All fees, reimbursements and other sums payable to MCI under this Agreement are exclusive of any applicable sales, use, excise, utility, gross receipts and value added taxes and other similar tax-like charges levied by any duly constituted authority within or outside Brazil, all of which shall be paid and borne exclusively by EMBRATEL. If EMBRATEL is obliged to make any deduction or withholding on account of any such taxes or charges, the amount payable shall be grossed up to the extent necessary to ensure that after such deduction or withholding the amount paid is equal to the amount otherwise due MCI. If Embratel is required under Brazilian law to make any deduction or withholding of income taxes or social contributions taxes, Embratel shall promptly remit such withheld tax to the appropriate governmental taxing authority, and shall provide MCI with official tax receipts for such remittances within a commercially reasonable period but in no event more than 90 days after the close of Embratel's Fiscal Year.

     (c) All payments to MCI pursuant to this Agreement shall be made in U.S. dollars by wire transfer to a bank account designated by MCI.

                                   ARTICLE V

                  ADDITIONAL AGREEMENTS/INTELLECTUAL PROPERTY
                  -------------------------------------------

5.01 Additional Agreements. The Parties agree to negotiate in good faith and
     ---------------------
enter into separate agreements as necessary, in forms substantially similar to those to be provided by MCI or its Affiliates, which shall govern the specific terms and conditions, including but not limited to MCI's compensation, other than the Fees, under which MCI and/or its Affiliates may supplement management obligations under this Agreement and/or assist EMBRATEL with implementation of recommended actions. Such agreement may include, without limitation, an agreement providing for reimbursement of the MCI Expenses, an agreement whereby MCI or its Affiliates would provide consulting services to EMBRATEL, and/or project consultant agreements. In addition, the Parties agree to negotiate in good faith and enter into a separate agreements as necessary, in forms substantially similar to those to be provided by MCI or its Affiliates, which shall govern the specific terms and conditions including but not limited to MCI's compensation other than the Fees, under which MCI and/or its Affiliates shall provide additional management services related to EMBRATEL products or services other than the Services.

5.02 Intellectual Property.  EMBRATEL acknowledges that MCI and its Affiliates
     ---------------------
are the owners of various Intellectual Property. This Agreement is not to be construed in any respect that any license or other right is granted to EMBRATEL for such Intellectual Property, other than the rights granted in accordance with
Section 5.03. EMBRATEL shall not dispute the validity of such Intellectual Property, nor oppose the registration of such Intellectual Property within any jurisdiction in the world.

5.03 License Agreements. At the sole option of MCI or its Affiliates, as
     --------------------
applicable, Intellectual Property of MCI or its Affiliates may be made available to EMBRATEL on a case-by-case basis pursuant to a separate license agreement. Such license agreement will specify the terms under which the Intellectual Property is to be made available, the limitations on its use, the consideration to be paid, other than the Fees, and the effect on the licenses of the Intellectual Property of various termination events.

                                  ARTICLE VI

                                INDEMNIFICATION
                                ---------------

6.01 Indemnification. EMBRATEL shall indemnify MCI and its Affiliates and all of
     -----------------
their officers, directors, employees, shareholders, Affiliates, partners, representatives and agents (individually, an "Indemnitee") from and against any and all claims, demands, costs, damages, losses, liabilities, expenses of any nature (including, without limitation, attorneys', accountants' and experts' fees and disbursements), judgements, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal or administrative (collectively, "Claims") in which an Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of or related to MCI's performance of its obligations under this Agreement, regardless of whether this Agreement continues in effect, or the Indemnitee continues to be an officer, director, employee, Affiliate, shareholder, partner, representative or agent of MCI or any of its Affiliates, at the time any such Claims are made or Damages incurred, provided the Indemnitee's conduct did not constitute willful misconduct. Expenses incurred by an Indemnitee in defending any Claim will, from time to time, be advanced by EMBRATEL to such Indemnitee prior to the final disposition of such Claim provided EMBRATEL has received an undertaking given by or on behalf of the Indemnitee to repay such amount if it is finally determined by a court of competent jurisdiction that such Indemnitee is not entitled to indemnification pursuant to this Section 6.01. The indemnification rights contained in this
Section 6.01 will be cumulative, and in addition to any and all other rights, remedies and recourse to which an Indemnitee, its heirs, successors, assignees and administrators are entitled, whether pursuant to some other provision of this Agreement or to the law. The indemnification rights contained in this
Section 6.01 will inure to the benefit of the heirs, successors, assignees and administrators of each of the Indemnitees and shall survive the termination of this Agreement for any reason.

6.02 DISCLAIMER OF WARRANTIES.  IT IS EXPRESSLY UNDERSTOOD THAT MCI MAKES NO
     ------------------------
WARRANTY TO EMBRATEL OR ITS AFFILIATES WITH RESPECT TO THE PERFORMANCE OR FITNESS FOR ANY PURPOSE OF THE PRODUCTS OR SERVICES CONTEMPLATED BY THIS AGREEMENT. MCI EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE VII

                                   DURATION
                                   --------

7.01 Initial Term.  This Agreement shall become effective as of the date hereof,
     ------------
and shall continue through December 31, 2003.

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

8.01 Termination by EMBRATEL. EMBRATEL may terminate this Agreement in the event
     -------------------------
MCI materially fails to perform its obligations and responsibilities under this Agreement and does not cure such failure within three months after receipt of a written notice of such failure setting forth in reasonable detail the nature of the alleged failure or, if such failure or breach is not capable of being cured within such three-month period and MCI diligently pursues a cure, such longer period of time as may be reasonable under the circumstances; provided, however, that EMBRATEL may not exercise the right of termination set forth in this Section 8.01 if MCI has previously notified EMBRATEL of its intention to terminate this Agreement pursuant to the provisions of Section 8.02.

8.02 Termination by MCI. MCI may terminate this Agreement in the event of any
     ------------------
of the following:

     (a) EMBRATEL fails to pay any amounts owed under this Agreement for more than 90 days;

     (b) EMBRATEL materially impedes the ability of MCI to perform its obligations under this Agreement or is otherwise in material breach of this Agreement;

     (c) EMBRATEL shall at any time fail to comply with or breach any of its representations, warranties, indemnities or other obligations under this Agreement and does not cure such breach within thirty days after receipt of a written notice of such failure setting forth in reasonable detail the nature of the alleged failure;

     (d) EMBRATEL is at any time the subject of an action under any winding up, liquidation, dissolution, insolvency or bankruptcy law or proceeding;

     (e) MCI is no longer able to fulfill its obligations under this Agreement due to a Force Majeure Event that continues for more than 60 days; or

     (f) Failure to receive any necessary approvals of this Agreement as written within 90 days of the date of this Agreement by any government entities, including, but not limited to (as may be applicable), ANATEL, the Comissao de Valores Mobiliarios, the Banco Central do Brasil, or the Instituto Nacional de Propriedade Intelectual, provided, however, that MCI may comply, in its sole discretion, with any government mandated modifications to this Agreement which MCI deems acceptable.

     (g) Failure to receive any necessary corporate approvals of this Agreement by EMBRATEL or its Affiliates, as applicable.

8.03 Performance by MCI after Termination. After receipt of written notice of
     -------------------------------------
termination of this Agreement, but prior to the effective date of such termination, MCI shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In any event, even if so instructed, MCI will nonetheless be entitled to reimbursement of reimbursable expenses incurred and payment of the Fees earned for the period ending on the effective date of termination. Such amounts shall be due and payable within 30 days of the effective date of the termination.

8.04 LIMITATION OF LIABILITY. THE TERMINATION OF THIS AGREEMENT PURSUANT TO THIS
     -------------------------
ARTICLE VIII SHALL NOT AFFECT THE RIGHTS OF ANY PARTY IN RESPECT OF ANY DAMAGES THEY MAY HAVE SUFFERED AS A RESULT OF ANY BREACH OF THIS AGREEMENT, NOR SHALL IT AFFECT THE RIGHTS OF ANY PARTY WITH RESPECT TO ANY LIABILITIES OR CLAIMS ACCRUING, OR BASED UPON EVENTS OCCURRING, PRIOR TO THE EFFECTIVE DATE OF TERMINATION. NOTWITHSTANDING THE FOREGOING, THE TYPES OF DAMAGES RECOVERABLE UNDER THIS AGREEMENT SHALL NOT INCLUDE LOSS OF PROFITS, LOSS OF

BUSINESS OPPORTUNITY OR INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, AND BY EXECUTING THIS AGREEMENT THE PARTIES WAIVE FOR ALL PURPOSES AND UNDER ALL CIRCUMSTANCES THE RIGHT TO CLAIM ANY OF THE SAME. IN ADDITION, THE PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES PAYABLE BY MCI TO ANY OTHER PARTIES UNDER THIS AGREEMENT SHALL BE LIMITED TO THOSE ACTS CONSTITUTING WILLFUL MISCONDUCT ON THE PART OF MCI.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

9.01 Governing  Law. This Agreement and the rights of the Parties shall be
     --------------
construed and interpreted in accordance with the laws of the State of New York and the United States of America, as applicable, in all respects, including matters of construction, enforcement and performance without giving effect to the principles of choice of laws thereof.

9.02 Arbitration. If the Parties are unable to resolve any dispute by amicable
     -----------
settlement, such dispute shall be settled by binding arbitration under in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL Rules") as in force on the date of commencement of arbitration, and as modified by this Section 9.02. Claims alleging violations of the telecommunications laws of the United States of America, however, shall be brought solely before the United States Federal Communications Commission. ADR Associates, of Washington, D.C., U.S.A., shall serve as both the appointing authority and the administering body under the UNCITRAL Rules. ADR Associates shall appoint a single arbitrator of a nationality other than the nationalities of the Parties. All arbitration proceedings shall be conducted in English. The place of arbitration shall be Bermuda. Neither the Parties, nor the arbitrator, nor ADR Associates shall disclose the existence, content or results of any arbitration except with the prior written consent of all Parties to the arbitration. The law governing the arbitration proceedings shall be the Bermuda International Arbitration Act of 1993. The arbitrator shall abide by the rules of Ethics for International Arbitrators established by the International Bar Association. The arbitrator's authority to grant relief is subject to the terms of this Section 9.02, the terms of this Agreement and the law governing the Agreement. The arbitrator shall have no authority to award exemplary, punitive or treble damages. Each Party shall pay an equal share of the costs of the arbitration (as defined in Article 28 of the UNCITRAL Rules), except that each Party shall pay the expenses it incurs for its own legal representation and assistance. Judgment on the award may be entered in any court of competent jurisdiction. The post-award proceedings shall be governed by the Inter-American Convention on International Commercial Arbitration of 1975 (the Panama Convention). The validity and construction of this Section 9.02 shall be governed by the law of the State of New York, U.S.A., without regard to its conflict of laws rules.

9.03 Waiver. None of the terms of this Agreement shall be deemed to have been
     ------
waived by any Party, unless such waiver is in writing and signed by that Party. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any further breach of the provision so waived. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act.

9.04 Notice. All notices and other communications that are required or permitted
     ------
to be given under this Agreement shall be in writing in Portuguese and English and shall be deemed to have been duly given if delivered personally or by registered mail (return receipt requested) or courier service (documented by receipt) or telefaxed and addressed as follows:

     if to EMBRATEL:

        Luigi Massimo Giavina Bianchi
        Finance Director
        EMBRATEL
        Av. Presidente Vargas, 1012 - 15 andar
        CEP 20179-900 Rio de Janeiro, RJ
        Brazil

        fax +55-21-233-7798

     if to MCI:

        Walter Schonfeld
        Vice President, Corporate Development
        MCI WorldCom, Inc.
        1801 Pennsylvania Ave. NW
        Washington, DC 20006
        USA

        fax (202) 887-2443

     with a copy to:

        Ann LaFrance
        Chief Counsel, International Affairs
        MCI WorldCom, Inc.
        1717 Pennsylvania Ave. NW, 8th Floor
        Washington, DC 20006

        fax (202) 721-2790

and/or such other addressee and/or address as either of the above shall have specified by notice delivered in accordance with this Section 9.01. Each notice or other communication, which shall be delivered personally, mailed, telexed or telefaxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes on the first business day following the date that it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit or messenger or, with respect to a telex or telefax, the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

9.05 Entire Agreement. This Agreement contains the entire agreement, and
     ----------------
supersedes all prior agreements and understandings and arrangements, oral or written, between the Parties with respect to the subject matter hereof.

9.06 Amendment. This Agreement may not be modified, amended or changed in any
     ---------
respect except in writing duly signed by the Party against whom enforcement of such modification, amendment or change is sought.

9.07 Successors and Assigns. All of the terms and provisions of this Agreement
     ----------------------
shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.08 Assignment. Except as provided in Section 9.09, no Party shall assign this
     ----------
Agreement, in whole or in part, without the prior written consent of the other Party, and any such assignment contrary to the terms hereof shall be null and void and of no force or effect. No permitted or purported assignment of all or any portion of this Agreement shall effect a release of the transferor of its obligations under this Agreement without an express written release from such obligations by the other Party.

9.09 Assignment by MCI. Notwithstanding Section 9.08, MCI may assign or transfer
     -----------------
its rights and obligations under this Agreement to any Affiliate of MCI without the consent of EMBRATEL.

9.10 Interpretation. Whenever possible, each provision of this Agreement shall
     --------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect. In the event of such unenforceability or invalidity the Parties shall negotiate in good faith to agree on changes or amendments to this Agreement which are required to carry out the intent of this Agreement in light of such unenforceability or invalidity.

9.11 Counterparts. This Agreement may be executed in counterparts, each of which
     ------------
shall be deemed to be an original, and all such counterparts together shall constitute one and the same legal document.

9.12 Language. This Agreement and any amendments or other modifications hereof
     --------
shall be executed in the English language and translated into Portuguese for convenience. In the event of a conflict between the English language and the Portuguese language versions of this Agreement, the English language version shall prevail.

9.13 Headings. The Article and other headings contained in this Agreement are
     ----------
for convenience only and shall not be deemed to limit, characterize or interpret any provision of this Agreement.

9.14 Force Majeure. Any failure by a Party to perform obligations and
     ---------------
responsibilities under this Agreement (other than payment obligations) shall not be considered a breach of this Agreement if and to the extent such failure to perform is caused by one or more occurrences beyond the reasonable control of the Party affected, including without limitation acts of God, earthquakes, volcanic eruptions, hurricanes or other natural disasters, embargoes, acts of government in exercising its sovereign capacity, governmental restrictions, strikes, labor unrest, riots, wars or other military action, civil disorders, rebellion, acts of terrorism, sabotage, or political or economic crisis or instability (each a "Force Majeure Event"). The Party suffering the Force Majeure Event shall promptly notify the other Party in writing of the details of such Force Majeure Event and thereupon the obligations of the Party giving such notice shall be suspended during, but not longer than, the continuance of the Force Majeure Event. The affected Party shall use all reasonable diligence to remove the Force Majeure Event as quickly as possible, provided that this requirement shall not require the settlement of strikes, lockouts or other labor difficulty by the Party involved, contrary to its wishes, and how all such difficulties shall be handled shall be entirely within the discretion of the Party involved.

9.15 Confidentiality.
     ---------------

     (a) Confidential Information. By virtue of this Agreement, the Parties may have access to, or exchange, information that is confidential to one another. As used in this Agreement, the term "Confidential Information" shall mean only such information of the other Party that may be reasonably understood from legends, the nature of such information itself and/or the circumstances of such information's disclosure, to be confidential and/or proprietary to the other Party or to third parties to which the other Party owes a duty of non-disclosure.

     (b) Obligations. Each of the Parties agrees that as to any Confidential Information disclosed by one Party ("Discloser") to the other Party ("Recipient") hereunder:

          (i) to use such Confidential Information only in the performance of this Agreement, during its term, or as otherwise expressly permitted by this Agreement or by the prior written consent of the Discloser;

          (ii) not to make copies of any such Confidential Information or any part thereof except to the extent expressly permitted by this Agreement or by the Discloser;

          (iii) not to disclose any such Confidential Information to any third party, using the same degree of care used to protect Recipient's own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care; provided, however, that Recipient may disclose Confidential Information received hereunder to (aa) its Affiliates who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement (including without limitation a pre-existing written agreement), and (bb) to its employees, consultants and agents, and its Affiliates' employees, consultants and agents, who have a need to know to perform or exercise rights under this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement (including without limitation a pre-existing written agreement).

     (c) Exceptions. The restrictions set forth in this Section 9.15 on the use and disclosure of Confidential Information shall not apply to information that:

          (i) was publicly known at the time of Discloser's communication thereof to Recipient;

          (ii) becomes publicly known through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient;

          (iii) is in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient;

          (iv) is developed by Recipient independently of and without use of any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party;

          (v) is rightfully obtained by Recipient without restriction from third parties authorized to make such disclosure; or

          (vi) is identified by Discloser in writing as no longer proprietary or confidential.

     (d) Disclosure Pursuant to Legal Requirement. In the event Recipient is required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

9.16 No Authority to Bind. MCI shall have no authority to enter into contracts
     --------------------
or otherwise incur obligations on behalf of or bind EMBRATEL, except as otherwise expressly approved by the Board.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Empresa Brasileira de Telecomunicacoes S.A.  MCI Global Resources, Inc.
- EMBRATEL


-------------------------------              -----------------------------
Dilio Sergio Penedo                          Jorge L. Rodriguez
President                                    Vice President


-------------------------------              -----------------------------
Witness                                      Witness


-------------------------------              -----------------------------
Print Name                                   Print Name


-------------------------------              -----------------------------
ID Number                                    ID Number

                                 ATTACHMENT I

                                 The Services
                                 ------------

---------------------------------------------------------------------------------------------------------------------------------
 CONCESSION                             SERVICES DESCRIPTION                          SERVICES
AUTHORIZATION
---------------------------------------------------------------------------------------------------------------------------------
CONCESSION CONTRACT                     Switched Fixed Telephone Service is           Inter-City, Inter-State, and Inter-Region
NATIONAL LONG DISTANCE                  the telecommunications service which,         Switched Fixed Telephone Service
                                        by means of the transmission of voice         within Brazil.
                                        and other signals, is used for
                                        communication between fixed and
                                        specific points, utilizing telephony
                                        processes.
---------------------------------------------------------------------------------------------------------------------------------
CONCESSION CONTRACT -                   Switched Fixed Telephone Service is           International Switched Fixed Telephone
INTERNATIONAL LONG                      the telecommunications service which,         Service
      DISTANCE                          by means of the transmission of voice
                                        and other signals, is used for
                                        communication between fixed and
                                        specific points, utilizing telephony
                                        Processes.
---------------------------------------------------------------------------------------------------------------------------------
AUTHORIZATION TERM OF                   Network Transportation Service is             Special repetition of TV and video
  NETWORK TRANSPORT                     the service designed for transporting         signal service
 TELECOMMUNICATIONS                     voice, telegraphic, data or any other
SERVICE (NATIONAL AND                   kind of telecommunications signals            Special repetition of audio signal service
    INTERNATIONAL)                      between fixed points.
                                                                                      Dedicated line service (SLD)

                                                                                      Analogic signals dedicated line service
                                                                                      (SLDA)

                                                                                      Digital signals dedicated line service
                                                                                      (SLDD)

                                                                                      Dedicated line service for telegraphy
                                                                                      (SLDT)

                                                                                      International dedicated line service
                                                                                      (SLDI)

                                                                                      International dedicated line service for
                                                                                      analogic signals (SLDIA)

                                                                                      International dedicated line service for
                                                                                      digital signals (SLDID)

                                                                                      International dedicated line service for
                                                                                      telegraphy (SLDIT)

                                                                                      Packet switched network service

                                                                                      Circuit switched network service

                                                                                      Text communications service - telex
---------------------------------------------------------------------------------------------------------------------------------
TERM OF RIGHT OF                                                                       Transport of telecommunications signals
EXPLOITATION OF
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
  CONCESSION                            SERVICES DESCRIPTION                          SERVICES
 AUTHORIZATION
---------------------------------------------------------------------------------------------------------------------------------
BRAZILIAN SATELLITES                                                                  Provision of Space Capacity
---------------------------------------------------------------------------------------------------------------------------------
AUTHORIZATION TERM OF                   Global Mobile Satellite Service is the
MOBILE GLOBAL SERVICE                   telecommunications service which uses
    BY SATELLITE                        a set of satellites to provide direct
                                        communication between a mobile earth
                                        station and another telecommunication
                                        station.
---------------------------------------------------------------------------------------------------------------------------------
 AUTHORIZATION TERM OF                  Mobile Maritime Services is the
MARITIME MOBILE SERVICE                 service designed to provide
                                        communication between onshore
                                        coastal stations and ship stations and
                                        between coastal earth stations and earth
                                        stations installed on board ships,
                                        vessels or rescue crafts.
---------------------------------------------------------------------------------------------------------------------------------